Exhibit 99.3
Filed by NetLogic Microsystems, Inc.
Pursuant to Rule 14a-12 Under the Securities Exchange Act of 1934
Commission File No. 000-50838
Email from Scott A. McGregor to NetLogic Microsystems employees on September 12, 2011
Dear NetLogic Microsystems Employees:
By now you’ve seen Ron’s email announcing today’s important and exciting news. Let me be the first to welcome you to the Broadcom team. As you read in Ron’s email, we will be hosting two Town Hall meetings today to talk about how Broadcom and NetLogic Microsystems fit together and the path forward. We hope you will be able to participate in one of the meetings — a live meeting in Santa Clara and a live webcast for India, Asia and other geographies.
NetLogic Microsystems and Broadcom are similar on many fronts. We are both aggressive, energetic companies filled with the very best engineers and innovators. We both possess world-class technology and strong IP portfolios. And, we have both attracted exceptional customers.
We believe this deal will provide great value to customers, partners, shareholders and, most importantly, you. In the coming days, our team will be sharing more information about our business, entrepreneurial cultural and excellent benefits program.
Our guiding principle is simple: give engineers a complex problem, give them the tools they need, and get out of their way. With Broadcom’s resources, NetLogic Microsystems will be able to scale rapidly and accelerate the time to market. We are particularly excited about NetLogic Microsystems’ industry-leading multi-core processors, knowledge-based processors, digital front-end (DFE) processors and 10/40/100G PHYs. Together, we will be able to deliver a true end-to-end solution for a broad range of customers.
We anticipate the deal will close in the first half of 2012, subject to regulatory clearance and NetLogic Microsystems stockholder approval. A six-to-nine month closing seems long, but we have to work with authorities in the U.S and other countries.
After closing, NetLogic Microsystems employees will join our Infrastructure & Networking Group, led by Rajiv Ramaswami, executive vice president and general manager. Ron will become a senior vice president and an important member of Rajiv’s leadership team.
Know that everyone at Broadcom is enthusiastic about the deal and is looking forward to the day when you will officially join the team.
Scott McGregor
CEO, Broadcom

Additional Information about the Merger and Where to Find It
In connection with the proposed transaction, NetLogic Microsystems intends to file a definitive proxy statement and other relevant materials with the SEC. Before making any voting decision with respect to the proposed transaction, stockholders of NetLogic Microsystems are urged to read the proxy statement and other relevant materials because these materials will contain important information about the proposed transaction. The proxy statement and other relevant materials, and any other documents to be filed by NetLogic Microsystems with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov or from NetLogic Microsystems’s website at www.netlogicmicro.com or by contacting NetLogic Microsystems Investor Relations at: investors@netlogicmicro.com.
Investors and security holders of NetLogic Microsystems are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed merger because they will contain important information about the merger and the parties to the merger.
NetLogic Microsystems and Broadcom and each of their respective executive officers, directors and other members of their management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies from NetLogic Microsystems’s stockholders in favor of the proposed transaction. A list of the names of NetLogic Microsystems’s executive officers and directors and a description of their respective interests in NetLogic Microsystems are set forth in NetLogic Microsystems’s annual report on Form 10-K for the fiscal year ended December 31, 2010, the proxy statement for NetLogic Microsystems’s 2011 Annual Meeting of Stockholders and the proxy statement and other relevant materials filed with the SEC in connection with the merger when they become available. Certain executive officers and directors of NetLogic Microsystems have interests in the proposed transaction that may differ from the interests of stockholders generally, including benefits conferred under retention, severance and change in control arrangements and continuation of director and officer insurance and indemnification. These interests and any additional benefits in connection with the proposed transaction will be described in the proxy statement relating to the merger when it becomes available. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of certain of Broadcom’s executive officers and directors by reading Broadcom’s proxy statement for its 2011 Annual Meeting of Shareholders.